EXHIBIT 10.1

February 12, 2015

FinTech Acquisition Corp.

712 Fifth Avenue

12th Floor

New York, New York 10019

Re:      Initial Public Offering

Ladies and Gentlemen:

This letter (“Letter Agreement”), by and between FinTech Acquisition Corp., a Delaware corporation (the “Company”), and Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), is being delivered in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into, or proposed to be entered into, by and between the Company and Cantor Fitzgerald, as the representative of the underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Offering”), of 10,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). The Units sold in the Offering will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”). The Company expects that the Units will be listed for trading on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 7 hereof.

Cantor Fitzgerald hereby agrees with the Company as follows:

1.            (a)         Cantor Fitzgerald agrees to not propose any amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not consummate a Business Combination within 18 months from the completion of the Offering, unless the Company provides the holders of Offering Shares with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the Trust Account less any interest released to, or reserved for use by, the Company for working capital purposes or payment of taxes, divided by the number of then outstanding Offering Shares.

(b)        Cantor Fitzgerald acknowledges and agrees that Placement Shares held by Cantor Fitzgerald are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the Trust Account or distributed as a result of any liquidation of the Trust Account.

(c)        Cantor Fitzgerald waives, with respect to any Placement Shares that it holds, any redemption rights it may have (i) in connection with the consummation of an initial Business Combination, (ii) if the Company fails to consummate its initial Business Combination or liquidates within 18 months from the completion of the Offering or (iii) if the Company seeks an amendment to its amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares as described above. If Cantor Fitzgerald acquires Offering Shares in or after the Offering, Cantor Fitzgerald shall have the same redemption rights as a public stockholder that acquired Offering Shares in the Offering with respect to such Offering Shares in connection with the consummation of a Business Combination.

2.            (a)         Until 30 days after the consummation of the initial Business Combination (“Placement Unit Lock-Up Period”), Cantor Fitzgerald shall not, except as described in the Prospectus, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to the Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants, whether any such transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (a)(i) or (a)(ii).

(b)        Notwithstanding the provisions contained in paragraph 2(a) hereof, Cantor Fitzgerald or any of its Permitted Transferees (as defined below) may transfer the Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants: (a) to the Company’s officers, the Company’s directors, the Initial Holders or Cantor Fitzgerald, (b) to an officer, director, equityholder (direct or indirect) or other affiliate of Cantor Fitzgerald, (c) to an affiliate or immediate family member of any of the Company’s officers, directors and Initial Holders, or Cantor Fitzgerald’s officers, directors and direct and indirect equityholders, (d) to any member, officer or director of the Sponsor, or any immediate family member, partner, affiliate or employee of a member of the Sponsor, (e) by gift to any permitted transferee under any of the immediately preceding subsections (a) through (d), a trust, the beneficiary of which is a permitted transferee under any of the immediately preceding subsections (a) through (d), or a charitable organization, (f) by virtue of laws of descent and distribution upon death of any of the Company’s officers, the Company’s directors, the Initial Holders, members of the Sponsor, or any officers, directors or direct or indirect equityholders of Cantor Fitzgerald, (g) pursuant to a qualified domestic relations order, (h) in the event of the Company’s liquidation prior to consummation of its initial Business Combination, (i) by virtue of the laws of Delaware, the Sponsor’s limited liability company agreement upon dissolution of the Sponsor or the organizational documents of Cantor Fitzgerald upon dissolution of Cantor Fitzgerald, (j) in the event of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummation of its initial Business Combination or (k) in the event of a consolidation, merger or other similar transaction subsequent to the initial Business Combination in which the Company is the surviving entity that results in the directors and officers of the Company ceasing to comprise a majority of the board of directors (the “Board”) of the Company (in the case of directors) or management (in the case of officers) of the surviving entity (each, a “Permitted Transferee”); provided, however, that, in the case of clauses (a) through (g), these transferees enter into a written agreement with the Company agreeing to be bound by the transfer restrictions set forth herein.

(c)        Cantor Fitzgerald agrees that after the Placement Unit Lock-Up Period has elapsed, the Placement Units, Placement Shares, Placement Warrants and shares of Common Stock underlying the Placement Warrants owned by Cantor Fitzgerald shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. The Company and Cantor Fitzgerald each acknowledge that pursuant to that certain registration rights agreement to be entered into among the Company, Cantor Fitzgerald, the Sponsor and the other parties thereto, the parties thereto may request that a registration statement relating to the Placement Units, Placement Shares, Placement Warrants, or shares of Common Stock underlying the Placement Warrants be filed by the Company with the Commission prior to the end of the Placement Unit Lock-Up Period;  provided,  however, that such registration statement does not become effective prior to the end of the Placement Unit Lock-Up Period.

(d)        Subject to the limitations described herein, Cantor Fitzgerald shall retain all of Cantor Fitzgerald’s rights as a security holder with respect to Placement Units and its underlying securities during the Placement Unit Lock-Up Period including, without limitation, the right to vote Placement Shares.

(e)        During the Placement Unit Lock-Up Period, all dividends payable in cash with respect to such securities shall be paid, as applicable, to each security holder, but all dividends payable in Common Stock or other non-cash property shall become subject to the applicable lock-up period as described herein and shall only be released from such lock-up in accordance with the provisions of this paragraph 2.

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3.            Without limiting the provisions of paragraph 2(b) hereof, during the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, Cantor Fitzgerald shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any Placement Units, Placement Shares or Placement Warrants, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Placement Units, Placement Shares or Placement Warrants, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4.            The Company agrees that the Company will not engage any third party to render services, agree to purchase any products from such third party, or enter into any discussion or any acquisition agreement with a prospective target business (a “Target”) unless (i) such third party or Target has agreed to execute a waiver against any right, title, interest or claim of any kind in or to any monies held in the Trust Account or any proceeds from the Trust Account, that is acceptable to the Board or (ii) the Board has consented in writing to dispense with such waiver with respect to such services, product, discussions or acquisition agreement, in each case with the written consent of the Indemnitor as part of the consent of the Board.

5.            Cantor Fitzgerald represents and warrants that it:

(a)        is not subject to or a respondent in any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)        has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and Cantor Fitzgerald is not currently a defendant in any such criminal proceeding; and

(c)       has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

6.             The Company and Cantor Fitzgerald each acknowledges and agrees that the Company will not consummate any initial Business Combination that involves a company which is affiliated with Cantor Fitzgerald unless the Company obtains an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority and reasonably acceptable to Cantor Fitzgerald that the Business Combination is fair to the Company’s stockholders from a financial perspective.

7.            As used in this Letter Agreement, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination, involving the Company and one or more businesses; (ii) “Initial Holders” shall mean Daniel G. Cohen, Betsy Z. Cohen, DGC Family FinTech Trust, Frank Mastrangelo, James J. McEntee, III and the Sponsor; (iii) “Offering Shares” shall mean the shares of Common Stock included in the units sold in the Offering; (iv) “Placement Shares” shall mean the shares of Common Stock sold as part of the Placement Units; (v) “Placement Warrants” shall mean the aggregate of 300,000 Warrants to purchase up to an aggregate of 300,000 shares of the Common Stock that are included in the Placement Units; (vi) “Placement Units” shall mean the aggregate of 300,000 Units of the Company (each Placement Unit consists of one Placement Warrant and one Placement Share) sold in the Private Placement to the Sponsor and Cantor Fitzgerald for an aggregate purchase price of $3,000,000; (vii) “Trust Account” shall mean the trust account into which net proceeds of the Offering and the Private Placement will be deposited; (viii) “Prospectus” shall mean the prospectus included in the registration statement filed by the Company in connection with the Offering, as supplemented or amended from time to time; (ix) “Private Placement” shall mean that certain private placement transaction occurring simultaneously with the closing of the Offering pursuant to which the Company has agreed to sell an aggregate of 300,000 Placement Units to FinTech Investor Holdings, LLC, a Delaware limited liability company (the “Sponsor”) and Cantor Fitzgerald; and (x) references to completion of the Offering shall exclude any exercise of the Underwriters’ over-allotment option.

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8.            This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

9.            No party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.  Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each undersigned party and each of such undersigned party’s, as applicable, heirs, personal representatives, successors and assigns.

10.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts entered into within the borders of such state and without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the federal or state courts in the borough of Manhattan in the City of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, electronic or facsimile transmission.

12.          This Letter Agreement shall terminate in the event that the Offering is not completed by March 31, 2015.

[Signature page follows]

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Sincerely,

FINTECH ACQUISITION CORP. a Delaware corporation
By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	Chief Financial Officer and Chief Operating Officer

CANTOR FITZGERALD & CO. a New York partnership

By:	/s/ Shawn Matthews
Name:	Shawn Matthews
Title:	CEO

[Signature Page to Letter Agreement – Cantor]